UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2013

Molycorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34827	27-2301797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, CO	80,111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 843-8040

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.      Results of Operations and Financial Condition.

On March 14, 2013, Molycorp, Inc. (the "Company") issued a press release announcing financial results for its fourth quarter and full year ended December 31, 2012.  A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in Item 2.02 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any filing made by Molycorp, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as set forth by specific reference in such filing.

Item 2.06 Material Impairments.

In connection with the preparation of the Company's financial statements for its fourth quarter and full year ended ended December 31, 2012, management of the Company determined that, except for the Molycorp Mountain Pass facility and the Molycorp Silmet facility, which are part of the Company's Resources segment and the Chemicals and Oxides segment, respectively, the goodwill for the majority of its reporting units under the Magnetic Materials and Alloys, Chemicals and Oxides and Rare Metals segments was impaired. As a result, the Company recorded a total goodwill impairment charge of approximately $258.3 million in the fourth quarter of 2012. The goodwill associated with the reporting units affected by this impairment was derived primarily from the Company's acquisition of Neo Material Technologies Inc. In addition, the Company recognized an impairment charge of approximately $6.0 million related to some patents that were recorded under the Magnetic Materials and Alloys segment. This other impairment was derived from the Company's acquisition of Neo Material Technologies Inc.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Molycorp, Inc. on March 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLYCORP, INC.

	By:	/s/ Michael F. Doolan
	Name:	Michael F. Doolan
	Title:	Chief Financial Officer

Date: March 14, 2013

Exhibit Index

Exhibit Number	Description

99.1	Press Release issued by Molycorp, Inc. on March 14, 2013